ASSIGNMENT OF INVENTION

I, MAO, Huazhong of Suite #206, 8729 – 149th Street, Edmonton, Alberta, T5P 1K2 CANADA (hereinafter referred to as the "Inventor") have made an invention entitled **BIOREACTOR SYSTEMS FOR BIOLOGICAL NUTRIENT REMOVAL** as set forth and described in:

1. Canadian patent application 2,292,244 filed December 14, 1999 and identified by file number 45058.2;

2. United States Patent application 09/459,945 filed December 14, 1999 and identified by attorney docket number 45058.1.

In consideration of the sum of ONE ($1.00) DOLLAR and other good and valuable consideration, the receipt of which is hereby acknowledged, I hereby irrevocably assign, grant, sell, convey, transfer and make over unto:

TENFEI CORPORATION
18 Xinfu Road
Lingyunggang City,
Jiangsu Province
Peoples Republic of China

all of my right, title and interest in and to the Invention, the patent applications listed above, any other applications for patent for the Invention filed in any country, including any divisional, continuation or continuation-in-part applications, and all patents granted for the Invention in any country:

This Assignment shall enure to the benefit of and be binding upon myself and Tenfei Corporation and their respective heirs, executors, administrators, successors and assigns.

This Assignment shall be effective as of the 14th day of December, 1999.

IN WITNESS WHEREOF the Inventor has caused this Assignment to be executed at Edmonton, Alberta, CANADA, this 1st day of February, 2000.

Signed, Sealed and Delivered)
in the presence of:)
)
________________) [signature]
Witness) HUAZHONG MAO

FORM PTO-1619A
Expires 06/30/99
OMB 0651-0027

U.S. Department of Commerce
Patent and Trademark Office
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Conveying Party(ies)

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		Execution Date (Month Day Year)
Name (line 1)	TENFEI CORPORATION	02-29-2000
Name (line 2)		
Second Party Name (line 1)		
Name (line 2)		

Receiving Party

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Name (line 1)	AQUASOL ENVIROTECH LTD.
Name (line 2)	
Address (line 1)	The Huntlaw Building
Address (line 2)	P.O. Box 190 G.T.
Address (line 3)	Grand Cayman (City) / Cayman Islands (State/Country) / n/a (Zip Code)

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Correspondent Name and Address

Area Code and Telephone Number: (780) 421-8133

Name: Bennett Jones LLP

Address (line 1): 1000 Atco Centre

Address (line 2): 10035 - 105 Street

Address (line 3): Edmonton, Alberta CANADA

Address (line 4):

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Statement and Signature

To the best of my knowledge and belief, the foregoing information is true and correct and any attached copy is a true copy of the original document. Charges to deposit account are authorized, as indicated herein.

EDWARD YOO — [signature] — 24 May 2002

Name of Person Signing — Signature — Date

ASSIGNMENT OF INVENTION

TENFEI CORPORATION of 18 Xinfu Road, Lingyunggang City, Jiangsu Province, Peoples Republic of China (hereinafter referred to as the "Assignor") has been assigned an invention entitled **BIOREACTOR SYSTEMS FOR BIOLOGICAL NUTRIENT REMOVAL** as set forth and described in:

1. Canadian patent application 2,292,244 filed December 14, 1999 and identified by file number 45058.2;

2. United States Patent application 09/459,945 filed December 14, 1999 and identified by attorney docket number 45058.1.

In consideration of the sum of ONE ($1.00) DOLLAR and other good and valuable consideration, the receipt of which is hereby acknowledged, the Assignor hereby irrevocably assigns, grants, sells, conveys, transfers and makes over unto **AQUASOL ENVIROTECH LTD.**, having a registered office at The Huntlaw Building, P.O. Box 190 G.T., Grand Cayman, Cayman Islands, all of its right, title and interest in and to the invention, the patent applications listed above, any other applications for patent for the invention filed in any country, including any divisional, continuation or continuation-in-part applications, and all patents granted for the invention in any country.

This Assignment shall enure to the benefit of and be binding upon the Assignor and **Aquasol Envirotech Ltd.** and their respective heirs, executors, administrators, successors and assigns.

This Assignment shall be effective as of the 1st day of March, 2000.

IN WITNESS WHEREOF the Assignor has caused this Assignment to be executed at Alberta, Canada, this 29th day of February, 2000.

TENFEI CORPORATION

Per: [signature]

Per: ____________________